Exhibit 99.1


            Tower Group, Inc. Enters into Strategic Relationship with
                           CastlePoint Holdings, Ltd.


     NEW YORK--(BUSINESS WIRE)--April 5, 2006--Tower Group, Inc. (NASDAQ: TWGP) today announced that it has entered into a strategic relationship with CastlePoint Holdings, Ltd., ("CastlePoint") a Bermuda-based holding company that it has sponsored. CastlePoint has been capitalized with $265 million and is now able to provide reinsurance, insurance products and insurance company services to the property and casualty insurance industry. In connection with its strategic relationship with CastlePoint, Tower Group, Inc. ("Tower") also announced that it intends to enter into a multi-year quota share reinsurance agreement with CastlePoint Reinsurance Company, Ltd. ("CastlePoint Re"), a wholly owned subsidiary of the holding company, and multi-year insurance risk sharing or pooling agreements with one or more insurance companies that CastlePoint or one of its subsidiaries plans to acquire in the future. Until one or more such companies are acquired, CastlePoint Management Corp., a wholly owned subsidiary of CastlePoint, plans to produce certain business utilizing Tower's insurance company subsidiaries.
     Michael Lee said, "Our strategic relationship with CastlePoint represents an important milestone in our history that significantly strengthens our business model. It allows us to utilize reinsurance and other insurance companies to provide additional underwriting capacity in addition to our own capital to support our premium growth as well as generate commission and fee income to augment our return on equity. This relationship will allow us to take advantage of growth opportunities from various sources, including from territorial expansion and potential acquisitions, while giving us the flexibility to effectively manage our capital to maximize shareholder value. This strategic initiative is especially important given the uncertainty in the reinsurance market created by the regulatory scrutiny concerning the use of finite reinsurance and the reduced availability of traditional quota share reinsurance and insurance risk sharing capacity."
     Mr. Lee further added that "our relationship with CastlePoint also allows us to maintain focus on the brokerage business that we have historically underwritten utilizing our underwriting staff through our retail and wholesale agents as well as program business for limited classes of business that we began writing in 2005. We will also be able to participate in specialty program business for classes of business that we have not historically written through our relationship with CastlePoint. In addition, through our expense sharing and servicing agreement with CastlePoint, we will be able to realize greater economies of scale. Finally, our investment will enable us to continue to participate in the performance of the business we cede to or pool with CastlePoint."
     As previously announced, Michael H. Lee will serve as Chairman, Chief Executive Officer and President of CastlePoint Holdings, Ltd. and Tower Group, Inc. In addition, Joel S. Weiner, Senior Vice President Strategic Planning, Robert Hedges, Vice President Home Office Underwriting and Joseph P. Beitz, Managing Vice President Programs have resigned from Tower to assume positions at CastlePoint. In addition, Greg T. Doyle has joined CastlePoint's board and has resigned from Tower's board.
     Tower has agreed to enter into the following arrangements with the reinsurance and insurance subsidiaries of CastlePoint to strengthen Tower's business model:

     -- Reinsurance agreements with CastlePoint Re. Tower is currently experiencing significant growth opportunities from the brokerage business that it has historically written and program business that it has began writing in 2005. To effectively manage this growth opportunity efficiently, Tower and CastlePoint have agreed to establish three business pools as previously announced: (i) the brokerage business pool comprised of the business historically written utilizing Tower's own underwriting staff through retail and wholesale agents; (ii) the traditional program business pool comprised of limited classes of business that Tower has historically written; and
          (iii) the specialty program business pool which represents all industry classes of business other than traditional program business that Tower elects to manage. Tower will initially cede 30% of the premiums and losses on both brokerage business and traditional program business to CastlePoint Re pursuant to three-year quota share reinsurance agreements. Additionally, CastlePoint Re will reinsure up to 85% of the business written by Tower's insurance companies for CastlePoint Management Corp., including specialty program business. Finally, CastlePoint Re will reinsure up to 50% of Tower's first multi-line layer, first property excess layer and first workers' compensation excess layer under Tower's 2006 reinsurance program.

     -- Pooling Agreements with CastlePoint Holdings, Ltd.'s insurance company subsidiaries. Tower will act as a pool manager for the brokerage and traditional program business pools while CastlePoint will act as a pool manager for the specialty program business pool. Tower and CastlePoint will participate in these pools in different percentages, providing additional capacity for Tower to focus on its brokerage business and traditional program business while still participating in a portion of the specialty program business. Until such time as CastlePoint or CastlePoint Re acquires one or more insurance company subsidiaries, CastlePoint Management Corp. plans to produce specialty program business or enter into pooling agreements with other insurance companies utilizing Tower's insurance company subsidiaries. A substantial percentage of this business will then be reinsured by CastlePoint Re.

     -- Expense Sharing and Servicing Agreement. CastlePoint Management Corp. will enter into a service and expense sharing agreement with Tower's insurance companies which will provide various insurance company services offered by Tower, such as claims, policy administration, technology, underwriting and risk management services. This agreement will enable Tower to leverage its infrastructure and will generate additional fee income for Tower from third party clients.

     -- Investment for Tower. On February 6, 2006, Tower invested $15 million in CastlePoint to become its sole shareholder. Tower's ownership is 8.6% in light of the capitalization of CastlePoint. In addition, Tower has been issued a warrant to purchase an additional 3.7% of CastlePoint's common shares.

     The following table is a summary of the percentage to be ceded in the quota share reinsurance agreements and percentage participation in pooling agreements with CastlePoint, and the provisional ceding commissions and management fee percentages applicable under such agreements:



Quota Share        Initial Quota    Range Ceded by  Provisional Ceding
Reinsurance        Share Ceded by   Tower (%)(1)    Commission(2)
Agreement          Tower (%)
----------------------------------------------------------------------
Brokerage business       30           25 to 45      34% until April 1,
                                                    2007, subject to
                                                    a minimum of 31%
                                                    and a maximum of
                                                    36% thereafter
----------------------------------------------------------------------
Traditional program      30           25 to 45      30%, subject to a
business                                            minimum of 30%
                                                    and a maximum of
                                                    36%
----------------------------------------------------------------------
Specialty program        85           75 to 85      30%, subject to a
business and                                        minimum of 30%
insurance risk-                                     and a maximum of
sharing business                                    36%
----------------------------------------------------------------------
Pooling Agreement   Initial Pooling  Range of       Provisional
                    Participation    Participation  Management Fee
                    (%)              (%)(1)         Percentage(2)
----------------------------------------------------------------------
Brokerage business       75           55 to 75      34% until April 1,
                                                    2007, subject to
                                                    a minimum of 31%
                                                    and a maximum of
                                                    36% thereafter
----------------------------------------------------------------------
Traditional program      75           55 to 75      30%, subject to a
business                                            minimum of 30%
                                                    and a maximum of
                                                    36%
----------------------------------------------------------------------
Specialty program        15           15 to 25      30%, subject to a
business                                            minimum of 30%
                                                    and a maximum of
                                                    36%
----------------------------------------------------------------------

(1) Subject to certain limitations and mutual agreement, new pooling or reinsurance agreements may be entered into between Tower and CastlePoint relating to business arising from renewal rights transactions, acquisitions or other opportunities.
(2) Subject to adjustment based on the net loss ratio of the business covered by the applicable agreement.


     Guidance for 2006:

     We believe Tower Group, Inc.'s arrangements with CastlePoint described above will have a significantly positive impact on Tower's future ability to generate commission and fee income and thereby increase Tower's potential to augment its return on equity. We are maintaining our previously announced earnings guidance for 2006 in which we stated that we anticipate net income to be in a range between $32.0 million and $34.0 million and diluted earnings per share to be between $1.58 and $1.68 per diluted share. The following additional details reflect the various agreements with CastlePoint.
     For the full year, we expect our total gross premiums written to be in a range between $375 million to $385 million. Additionally for the full year, premiums produced by Tower on behalf of one or more insurance companies that may be acquired by CastlePoint and Tower Risk Management on behalf of other insurance companies will be $60 million to $65 million. Therefore, the total premiums managed will be in a range between $435 million to $450 million. We expect our net premiums written for the full year to be in a range between $230 million and $240 million. We expect our net premiums earned for the full year to be in a range between $210 million and $220 million. Return on average equity is expected to be in a range between 18% to 20% for the year.

     Conference Call:

     Tower Group, Inc. will conduct a conference call to discuss its relationship with CastlePoint Holdings, Ltd., on Tuesday, April 11, 2006, at 10:00 a.m. EDT. Michael Lee, President and Chief Executive Officer, and Frank Colalucci, Senior Vice President and Chief Financial Officer of Tower Group, Inc. will lead the call.
     This conference call will be broadcast live over the Internet. To access a listen-only webcast over the Internet, please visit the Investor Information section of Tower Group, Inc.'s website, www.twrgrp.com, or use this link: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=179906
&eventID=1290116 (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)
     Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate in the conference call, a replay of the call will be available shortly after the call and will run through Tuesday, April 18. The number for the replay is (877) 519-4471; international participants should dial +1-973-341-3080. All callers should enter the passcode 7246463. The webcast will be archived in the Investor Information section of Tower Group, Inc.'s website.

     About Tower Group, Inc.

     Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies.

     Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     For more information visit Tower's website at http://www.twrgrp.com/.


    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             tsong@twrgrp.com
             or
             Investor Relations:
             Makovsky + Company
             Gene Marbach, 212-508-9600
             gmarbach@makovsky.com